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                                                                     EXHIBIT (4)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of this 10th day of August, 2002 by and between Firsthand Technology Value Fund (the "Acquiring Fund") and Firsthand Communications Fund (the "Acquired Fund"), each of which is a series of Firsthand Funds, a Delaware business trust (the "Trust").

     WHEREAS, the Trust is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the parties desire that the Fund Assets and Liabilities (as defined below) of the Acquired Fund be conveyed to and, acquired and assumed by the Acquiring Fund in exchange for shares of equal U.S. dollar value of the Acquiring Fund which shall thereafter promptly be distributed to the shareholders of the Acquired Fund in connection with its liquidation as described in this Agreement (such acquisition and assumption of the Acquired Fund's Fund Assets and Liabilities by the Acquiring Fund shall be referred to as the "Reorganization"); and

     WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization," within the meaning of
Section 368(b) of the Code, with respect to the Reorganization.

     NOW, THEREFORE, in accordance with the terms and conditions described herein, the Acquired Fund and Acquiring Fund shall be consolidated as follows:

     1.   CONVEYANCE OF FUND ASSETS AND LIABILITIES OF THE ACQUIRED FUND.

          (a) Except as provided below, at the Effective Time of the Reorganization (as defined in Section 8) all assets of every kind, and all interests, rights, privileges and powers of the Acquired Fund (the "Fund Assets"), subject to all liabilities of the Acquired Fund existing as of the Effective Time of the Reorganization (the "Liabilities"), shall be transferred by the Acquired Fund to the Acquiring Fund and shall be accepted and assumed by the Acquiring Fund, as more particularly set forth in this Agreement, such that at and after the Effective Time of the
               Reorganization: (i) all Fund Assets of the Acquired Fund shall become the assets of the Acquiring Fund; and (ii) all Liabilities of the Acquired Fund shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if originally incurred by the Acquiring Fund.


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          (b)  It is understood and agreed that the Fund Assets shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and receivables (including dividend and interest receivables) owned or exercisable by the Acquired Fund, and any deferred or prepaid expenses shown as an asset on the Acquired Fund's books and that the Liabilities of the Acquired Fund shall include all liabilities, whether known or unknown, accrued or unaccrued, absolute or contingent, in all cases, existing at the Effective Time of the Reorganization.

          (c) It is understood and agreed that the Acquired Fund may sell any of the securities or other assets it holds prior to the Effective Time of the Reorganization but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities that the Acquiring Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Closing Date (as defined in Section 8), the Acquiring Fund will advise the Acquired Fund of any investments held by the Acquired Fund that the Acquiring Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. The Acquired Fund, if requested by the Acquiring Fund, will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements. In addition, if it is determined that the investment portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations applicable to the Acquiring Fund, then the Acquired Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Effective Time of the Reorganization. The Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date.

          (d) The Fund Assets shall be transferred and conveyed to the Acquiring Fund on the following basis:

               (1) In exchange for the transfer of the Fund Assets, the Acquiring Fund shall simultaneously issue to the Acquired Fund at the Effective Time of the Reorganization full and fractional shares of the Acquiring Fund having an aggregate net asset value equal to the net value of the Fund Assets minus Liabilities so conveyed and assumed, all determined in accordance with this Agreement. In this regard, the number of full and fractional shares of the Acquiring Fund delivered to the Acquired Fund shall be determined by dividing the value of the Fund Assets minus Liabilities, computed in the manner and as of the time


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                    and date set forth in this Agreement, by the net asset value of one Acquiring Fund share of computed in the manner and as of the time and date set forth in this Agreement.

               (2) The net asset value of shares to be delivered by the Acquiring Fund, and the net value of the Fund Assets minus Liabilities to be conveyed by the Acquired Fund and assumed by the Acquiring Fund, shall, in each case, be determined as of the Valuation Time as defined in Section 3. The net asset value of shares of the Acquiring Fund shall be computed in accordance with its then current valuation procedures. In determining the value of the Fund Assets, each security to be included in the Fund Assets shall be priced in accordance with the Acquiring Fund's then current valuation procedures.

     2. LIQUIDATION OF THE ACQUIRED FUND. At the Effective Time of the Reorganization, the Acquired Fund shall make a liquidating distribution to its shareholders as follows: Shareholders of record of the Acquired Fund shall be credited with full and fractional shares of the shares that are issued by the Acquiring Fund in connection with the Reorganization corresponding to the Acquired Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization. Each such shareholder also shall have the right to receive any unpaid dividends or other distributions which were declared before the Effective Time of the Reorganization with respect to the Acquired Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization, and the Trust shall record on its books the ownership of the Acquiring Fund shares by such shareholders (the "Transferor Record Holders"). All of the issued and outstanding shares of the Acquired Fund at the Effective Time of the Reorganization shall be redeemed and canceled on the books of the Trust at such time. As soon as reasonably possible after the Effective Time of the Reorganization, the Trust shall wind up the affairs of the Acquired Fund and shall file any final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings, with respect to the Acquired Fund, and also shall take all other steps as are necessary and proper to effect the termination or declassification of the Acquired Fund in accordance with all applicable laws. Subject to the provisions of this Agreement at an appropriate time as determined by the officers of the Trust, upon the advice of counsel, the Acquired Fund will be dissolved and unwound under the laws of the State of Delaware.

     3. VALUATION TIME. The "Valuation Time" shall be the time as of which the net asset value of shares of the Acquired Fund and the Acquiring Fund are determined pursuant to their respective valuation procedures on the Closing Date or such earlier or later time as may be mutually agreed to in writing by the parties hereto.


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     4.   CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST ON
          BEHALF OF THE ACQUIRED FUND. The Trust, on behalf of itself and, where appropriate, on behalf of the Acquired Fund, represents and warrants as follows:

          (a) The Acquired Fund is duly organized as a series of the Trust, which is a business trust duly formed, validly existing and in good standing under the laws of the State of Delaware. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

          (b) The Trust has the power to own all of the Acquired Fund's properties and assets and to consummate the transactions contemplated herein, on behalf of the Acquired Fund and has or will have at the Effective Time of the Reorganization all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

          (c) This Agreement has been duly authorized by the Board of Trustees of the Trust on behalf of the Acquired Fund, and has been executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and, subject to the approval of shareholders referred to in Section 7, the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust or the By-Laws of the Trust, or any material agreement or arrangement to which the Trust is a party or by which it is bound.

          (d) The Acquired Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its formulation; and it qualifies and shall continue to qualify as a regulated investment company for its taxable year ending upon its liquidation.

          (e) The Trust has valued, and will continue to value, the portfolio securities and other assets of the Acquired Fund in accordance with applicable legal requirements.

          (f) The combined proxy statement/prospectus and form of proxy included within the Trust's registration statement on Form N-14 (the "N-14 Registration Statement") from its effective date with the SEC through the time of the shareholder meeting referred to in Section 7 and the Effective Time of the Reorganization, insofar as they relate to the Trust or the


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               Acquired Fund (i) shall comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act, the rules and regulations thereunder, and applicable state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

          (g) All of the issued and outstanding shares of the Acquired Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

          (h) The Trust shall operate the business of the Acquired Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, except that the Trust shall complete all measures in respect of the Acquired Fund prior to the Effective Time of the Reorganization to ensure that Reorganization qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, regardless of whether such measures are in the ordinary course. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization. Notwithstanding anything herein to the contrary, the Trust shall take all appropriate action necessary in order for the Trust to receive the opinion(s) provided for in Sections 9(f) and 10(d).

          (i) At the Effective Time of the Reorganization, the Acquired Fund will have good and marketable title to the Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such assets.

          (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

          (k) Except as otherwise disclosed in writing to and accepted by the Trust, on behalf of the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Trust, on behalf of the Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to


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               or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated; and

          (l) Since June 30, 2002, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (l), a decline in net asset value per share of Acquired Fund shares due to declines in market values of securities held by the Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change.

     5. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST ON BEHALF OF THE ACQUIRING FUND. The Trust, on behalf of itself and where appropriate, on behalf of the Acquiring Fund, represents and warrants as follows:

          (a) The Acquiring Fund is duly organized as a series of the Trust which is a business trust duly formed, validly existing and in good standing under the laws of the State of Delaware and is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

          (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has or will have at the Effective Time of the Reorganization all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

          (c) This Agreement has been duly authorized by the Board of Trustees of the Trust on behalf of the Acquiring Fund, and executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust of the Trust or any material agreement or arrangement to which it is a party or by which it is bound.

          (d) The Acquiring Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its formation; and it qualifies and shall


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               continue to qualify as a regulated investment company for its current taxable year.

          (e) The Trust has valued, and will continue to value, the portfolio securities and other assets of the Acquiring Fund in accordance with applicable legal requirements.

          (f) The N-14 Registration Statement from its effective date with the SEC through the time of the shareholder meeting referred to in
               Section 7 and at the Effective Time of the Reorganization, insofar as it relates to the Trust or the Acquiring Fund (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

          (g) The shares of the Acquiring Fund to be issued and delivered to the Acquired Fund for the account of the shareholders of the Acquired Fund, pursuant to the terms hereof, shall have been duly authorized as of the Effective Time of the Reorganization and, when so issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect thereto.

          (h) All of the issued and outstanding shares of the Acquiring Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

          (i) The Trust shall operate the business of the Acquiring Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganizations. Notwithstanding anything herein to the contrary, the Trust shall take all appropriate action necessary in order for the Trust to receive the opinion(s) provided for in Sections 9(f) and 10(d).

          (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.


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          (k)  Except as otherwise disclosed in writing to and accepted by the
               Trust on behalf of the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to the Acquiring Fund's knowledge, threatened against the Trust, on behalf of the Acquiring Fund, or any of the Acquiring Fund's properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of its business. The Trust, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or its ability to consummate the transactions herein contemplated.

          (l) Since June 30, 2002, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to an accepted by the Acquired Fund. For purposes of this subparagraph (l), a decline in net asset value per share of the Acquiring Fund shares due to declines in market values of securities held by the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change.

     6. REGULATORY FILINGS. The Trust will file the N-14 Registration Statement with the SEC.

     7. SHAREHOLDER ACTION. After the effective date of the N-14 Registration Statement, the Trust shall hold a meeting of the shareholders of the Acquired Fund for the purpose of considering and voting upon:

          (a) approval of this Agreement and the Reorganization contemplated hereby; and

          (b) such other matters as may be determined by the Board of Trustees of the Trust.

     8. CLOSING DATE, EFFECTIVE TIME OF THE REORGANIZATION. The "Closing Date" shall be October 17, 2002, or such earlier or later dates as the parties shall agree. Delivery of the Fund Assets and the shares of the Acquiring Fund to be issued pursuant to Section 1 and the liquidation of the Acquired Fund pursuant to Section 2 shall occur on the day following the Closing Date, whether or not such day is a business day, or on such other date, and at such place and time,


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          as may be mutually agreed, by the parties hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Trust shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

     9. CONDITIONS TO THE TRUST'S OBLIGATIONS ON BEHALF OF THE ACQUIRING FUND. The obligations of the Trust, on behalf of the Acquiring Fund, hereunder shall be subject to the following conditions precedent:

          (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust and by a requisite vote of the shareholders of the Acquired Fund in the manner required by the Trust's Amended and Restated Declaration of Trust, By-Laws, applicable law and this Agreement.

          (b) All representations and warranties of the Trust made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

          (c) The Trust shall have delivered to the Trust a statement of assets and liabilities of the Acquired Fund, showing the tax basis of such assets for federal income tax purposes by lot and the holding periods of such assets, as of the Valuation Time.

          (d) The Trust shall have duly executed and delivered to the Trust such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as the Trust may deem necessary or desirable to transfer all of the Acquired Fund's rights, title and interest in and to the Fund Assets.

          (e) The Trust shall have delivered a certificate executed in its name by an appropriate officer, dated as of the Closing Date, to the effect that the representations and warranties of the Trust on behalf of the Acquired Fund made in this Agreement are true and correct at and as of the Valuation Time and that, to the best of its knowledge, the Fund Assets include only assets which the Acquiring Fund may properly acquire under its investment objective, policies and limitations and may otherwise be lawfully acquired by the Acquiring Fund.

          (f) The Trust shall have received an opinion of Morrison & Foerster LLP, upon which the Acquiring Fund and its shareholders may rely, in form and substance reasonably satisfactory to the Trust based upon representations made in certificates provided by the Trust, and/or its affiliates and/or principal shareholders of the Acquiring Fund and/or


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               the Acquired Fund to Morrison & Foerster LLP and dated as of the
               Closing Date, substantially to the effect that the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization", within the meaning of
               Section 368(b) of the Code, with respect to the Reorganization.

          (g) The N-14 Registration Statement shall have become effective and no stop order suspending the effectiveness shall have been instituted, or to the knowledge of the Trust, contemplated by the SEC.

          (h) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

          (i) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

          (j) The Trust on behalf of the Acquired Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

          (k) The Trust shall have received a duly executed instrument whereby the Acquiring Fund assumes all of the liabilities of the Acquired Fund.

          (l) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, prior to the Valuation Time, the Acquired Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its previously undistributed (i) "investment company taxable income" within the meaning of Section 852(b) of the Code (determined without regarding Section 852(b)(2)(D) of the Code), (ii) excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over
               (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) "net capital gain" (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before Effective Time.

     10. CONDITIONS TO THE TRUST'S OBLIGATIONS ON BEHALF OF THE ACQUIRED FUND. The obligations of the Trust, on behalf of the Acquired Fund, hereunder shall be subject to the following conditions precedent:

          (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust on behalf of the Acquiring Fund.

          (b) All representations and warranties of the Trust made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

          (c) The Trust shall have delivered a certificate executed in its name by an appropriate officer, dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Valuation Time.

          (d) The Trust shall have received an opinion of Morrison & Foerster LLP, upon which the Acquired Fund and its shareholders may rely, in form and substance reasonably satisfactory to the Trust, based upon representations made in certificates provided by the Trust, and/or its affiliates and/or principal shareholders of the Acquiring Fund and/or the Acquired Fund to Morrison & Foerster LLP, and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes, the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization," within the meaning of
               Section 368(b) of the Code, with respect to the Reorganization.

          (e) The N-14 Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Trust, contemplated by the SEC.

          (f) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

          (g) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

          (h) The Trust on behalf of the Acquiring Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.


                                       11
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     11.  TAX MATTERS

          (a) The Trust hereby represents and warrants on behalf of the Acquiring Fund and the Acquired Fund that each shall use its best efforts to cause the Reorganization to qualify, and will not (whether before or after consummation of the Reorganization) take any actions that could prevent the Reorganization from qualifying, as a "reorganization" under the provisions of Section 368 of the Code.

          (b) Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of the Reorganization for tax purposes as a "reorganization," within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Acquired Fund will comply with the record keeping and information filing requirements of
               Section 1.368-3 of the Treasury Regulation in accordance therewith.

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Trust on behalf of the Acquiring Fund and the Trust on behalf of the Acquired Fund set forth in this Agreement shall survive the delivery of the Fund Assets to the Acquiring Fund and the issuance of the shares of the Acquiring Fund at the Effective Time of the Reorganization to the Acquired Fund's shareholders.

     13. TERMINATION OF AGREEMENT. This Agreement may be terminated by a party at or, in the case of Subsection 13(c), below, at any time prior to, the Effective Time of the Reorganization by a vote of a majority of its Board members as provided below:

          (a) By the Trust on behalf of the Acquiring Fund if the conditions set forth in Section 9 are not satisfied as specified in said Section;

          (b) By the Trust on behalf of the Acquired Fund if the conditions set forth in Section 10 are not satisfied as specified in said Section; and

          (c) By resolution of the Trust's Board of Trustees if circumstances should develop that, in its opinion, make proceeding with the agreement inadvisable.

     14. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.


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

     15.  BROKERAGE FEES AND EXPENSES.

          (a) The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

          (b) Firsthand Capital Management, Inc. will be responsible for the expenses related to entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated.

     16. AMENDMENTS. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Trust; provided, however, that following the meeting of the shareholders of the Acquired Fund, no such amendment may have the effect of changing the provisions for determining the number of shares of the Acquiring Fund to be issued to the Transferor Record Holders under this Agreement to the detriment of such Transferor Record Holders, or otherwise materially and adversely affecting the Acquired Fund, without the Acquired Fund obtaining its shareholders' further approval.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first written above.

                                         FIRSTHAND FUNDS
                                         On behalf of Firsthand Communications
                                         Fund

                                         By: /s/ Kevin Landis
                                             ----------------

                                         Name:  Kevin Landis
                                         Title:  President



                                         FIRSTHAND FUNDS
                                         On behalf of Firsthand Technology Value
                                         Fund

                                         By: /s/ Kevin Landis
                                             ----------------

                                         Name:  Kevin Landis
                                         Title:  President


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